December 5, 2016

Friendable, Inc.
1821 S. Bascom Ave.
Campbell, Ca 95008

Att: Frank Garcia – CFO
RE: Robert A. Rositano Jr./Debt Write Off

Frank,

Please allow this letter to serve as confirmation that a portion of monies owed to me personally, by Friendable is to be written off. I, Robert A. Rositano Jr. deem $100,000 of current monies owed un-collectible and as such will be written off, relieving Friendable, Inc. of $100,000 in debt or accounts payable for the calendar year.

Thank you,

Robert A. Rositano Jr.
CEO – Friendable, Inc.
Robert@friendable.com
855-473-7473